UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 8, 2011

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

eHealth, Inc. hereby amends its Current Report on Form 8-K filed on June 17, 2011 in this Current Report on Form 8-K/A to disclose the determination of eHealth’s Board of Directors with respect to the frequency of future stockholder non-binding advisory votes on the compensation of eHealth’s named executive officers. No other changes have been made to the Current Report on Form 8-K filed on June 17, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

eHealth’s Board of Directors has considered the stockholder vote regarding the frequency of future stockholder advisory votes on the compensation of eHealth’s named executive officers and, at a meeting of the Board of Directors on September 8, 2011, adopted the stockholders’ recommendation of an annual advisory vote on the compensation of eHealth’s named executive officers until the next stockholder vote on this matter, which will occur no later than eHealth’s annual meeting of stockholders in 2017, or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of eHealth’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Stuart M. Huizinga
Stuart M. Huizinga
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: September 14, 2011